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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 4, 2022
Date of Report (Date of earliest event reported)

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name, former address, and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2022, Mr. Jefferson V. Wright, Executive Vice President, General Counsel, informed Telos Corporation (the “Company”) of his decision to retire. Mr. Wright, who is 66 years old, will officially step down as Executive Vice President, General Counsel as of January 31, 2022, and has agreed to remain employed with the Company for an extended period of time to assist in the transition of his responsibilities and handle several ongoing projects.

As of February 1, 2022, Mr. E. Hutchinson (“Hutch”) Robbins, Jr. will assume the role of Executive Vice President, General Counsel at Telos, reporting directly to Mr. John B. Wood, Chief Executive Officer.

Mr. Robbins is a principal at Miles & Stockbridge P.C., a major regional law firm with headquarters in Baltimore, MD, with more than 28 years of experience providing counsel to corporations on business and corporate matters, dispute resolution and avoidance, and litigation. For many years, Mr. Robbins has been recognized by Chambers USA, Best Lawyers in America®, Benchmark Litigation, and Maryland Super Lawyers®. Mr. Robbins is a graduate of Duke University (J.D., with honors) and Trinity College (B.A., with honors).

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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

By:	/s/ Jefferson V. Wright
Jefferson V. Wright
Executive Vice President, General Counsel
Date:  January 4, 2022
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